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Exhibit 3.1(ac)

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
JIM MILES
ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY

        The undersigned deliver the following articles of organization to form a South Carolina limited liability company pursuant to § 33-44-202 and § 33-44-203 of the 1976 South Carolina Code, as amended.

1.
The name of the limited liability company which complies with § 33-44-105 of the South Carolina Code of 1976, as amended is

    Pinehurst Builders, LLC

2.
The office of the initial designated office of the limited liability company in South Carolina is:

    357 Lake Arrowhead Road
    Myrtle Beach, SC 29572

3.
The initial agent for service of process of the limited liability company is

    James T. Callihan

  and the street address in South Carolina for this initial agent for service of process is:

    357 Lake Arrowhead Road
    Myrtle Beach, SC 29572

4.
The name and address of each organizer is:

(a)
James T. Callihan
357 Lake Arrowhead Road
Myrtle Beach, SC 29572

(b)

(c)

5.
☐ Check this box only if the company is to be term company. If so, provide the term specified:

6.
☐ Check this box only if the management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

(a)

(Add additional lines if necessary)

7.
☐ Check this box only if one or more of the members of the company are to be liable for it debts and obligations under Section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

8.
Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9.
Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.
Signature of each organizer:

/s/ Signature of James T. Callihan

Date: July 30, 1998

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
JIM MILES
ANNUAL REPORT
LIMITED LIABILITY COMPANY

        The South Carolina limited liability company or foreign limited liability company hereby delivers to the Secretary of State its annual report which information is current as of the date of this report. This annual report is being filed in conformity with section 33-44-211 of the 1976 South Carolina Code, as amended.

1.	Name of the limited liability company:	Pinehusrt Builders, LLC

2.	Check the appropriate box. The applicant is:
	a. ☒	A limited liability company organized under the laws of South Carolina, a domestic limited liability company.
	b. ☐	A foreign limited liability company organized in another state or jurisdiction qualified to transact business in South Carolina. This foreign limited liability company is organized under the laws of:
State or Country
3.	(a)	The street address of the current designated office in South Carolina is:
357 Lake Arrowhead Road Address
Myrtle Beach, Horry, 29572 City County Zip Code
	(b)	The name of the company's current agent for service of process is:
James T. Callihan Name
	(c)	The street address of the current agent for service of process in South Carolina is:
357 Lake Arrowhead Road Street and Address
Myrtle Beach, Horry, 29572 City County Zip Code
4.	The address of the limited liability company's principal office is:
357 Lake Arrowhead Road Street address
Myrtle Beach South Carolina 29572 City, State Zip Code

5.	☐ Check this box only if the company has managers. If the company has managers list the names and business addresses of the managers.
Name
Business Address
City State Zip Code
Name
Business Address
City State Zip Code
Name
Business Address
City State Zip Code
Name
Business Address
City State Zip Code
Date
CROSSMAN COMMUNITIES OF NORTH CAROLINA, INC. MEMBER By: /s/ Signature
RICHARD H. CROSSER, PRESIDENT Name Capacity

AGENT'S STATEMENT OF CHANGE OF ADDRESS FOR SERVICE OF PROCESS

        Pursuant to Section 33-44-109 of the South Carolina Code of Laws, as amended, the undersigned registered agent submits the following information for the purpose of changing the address of the agent for service of process of the following limited liability company in the State of South Carolina.

1.
The name of the limited liability company is

PINEHURST BUILDERS, LLC

2.
The state of organization is

SOUTH CAROLINA

3.
The date it was organized or authorized to transact business in South Carolina is

8/3/1998

4.
The street address of the current agent for service of process is

1301 GERVAIS ST
COLUMBIA, SC 29201

5.
The street address to which the agent for service of process is to be changed is

5000 Thurmond Mall Boulevard
Columbia, SC 29201

6.
The name of the company's current agent for service of process is

Corporation Service Company

7.
The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8.
The above named limited liability company has been notified of the change.

        Dated: August 30, 2002

CORPORATION SERVICE COMPANY
/s/
John B. Pelletier Assistant Vice President

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  Exhibit 3.1(ac)